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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2002

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-32837	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
15305 Dallas Parkway Suite 1600 Addison, Texas (Address of principal executive offices)	75001 (Zip code)

Registrant's telephone number, including area code: (972) 713-3500

Not Applicable
(Former name or former address, if changed since last report)

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)
Financial Statements of Businesses Acquired

  Financial statements for SURGICOE Corporation, which was acquired by United Surgical Partners International, Inc. on March 27, 2002, are included herein as follows:

(b)
Unaudited Pro Forma Financial Information

  Pro forma combined condensed financial information for the year ended December 31, 2001 and three months ended March 31, 2002 is included herein as follows:

Introduction to Unaudited Pro Forma Combined Condensed Financial Statements	P-1
Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001	P-2
Unaudited Pro Forma Combined Condensed Income Statement for the three months ended March 31, 2002	P-3
Notes to Unaudited Pro Forma Combined Condensed Financial Information.	P-4

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Surgical Partners International, Inc.
By:	/s/ MARK A. KOPSER Mark A. Kopser Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)
By:	/s/ JOHN J. WELLIK John J. Wellik Senior Vice President, Accounting and Administration (Principal Accounting Officer)

Date: June 10, 2002

2

Surgicoe corporation

Consolidated Financial Statements

December 31, 2001

(With Independent Auditors' Report Thereon)

Independent Auditors' Report

Board of Directors
SURGICOE Corporation:

We have audited the accompanying consolidated balance sheet of SURGICOE Corporation and subsidiary as of December 31, 2001, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SURGICOE Corporation and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 14 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP

Dallas, Texas
June 4, 2002

SURGICOE CORPORATION

Consolidated Balance Sheet

December 31, 2001

Assets
Current assets:
Cash and cash equivalents	$135,120
Accounts receivable, less allowance for doubtful accounts of $217,454	472,725
Inventories	275,049
Other current assets	24,381

Total current assets	907,275
Investment in affiliated company (note 2)	428,441
Property and equipment, net (note 3)	2,564,797
Goodwill	7,337,430
Other assets	56,500

Total assets	$11,294,443

Liabilities and Stockholders' Deficit
Current liabilities:
Current maturities of obligations under capital leases	$135,988
Current portion of long-term debt	277,247
Accounts payable	819,479
Accrued expenses	184,751

Total current liabilities	1,417,465
Obligations under capital leases, less current maturities (note 5)	258,323
Long-term debt (note 6)	8,463,277

Total liabilities	10,139,065

Redeemable preferred stock, $6 par value. 5,000,0000 shares authorized; 1,089,081 shares issued, and outstanding (note 12)	6,534,486
Commitments and contingencies	—
Stockholders' equity:
Common stock, $0.001 par value; 25,000,000 shares authorized; 9,515,398 shares issued and outstanding	9,515
Additional paid-in capital	1,533,791
Accumulated deficit	(6,922,414)

Total stockholders' deficit	(5,379,108)

Total liabilities and stockholders' deficit	$11,294,443

See accompanying notes to consolidated financial statements.

SURGICOE CORPORATION

Consolidated Statement of Operations

Year ended December 31, 2001

Revenues:
Net patient service revenue	$5,651,666
Management fee revenue	492,450

6,144,116

Operating expenses:
Clinical salaries, wages, and benefits	1,219,738
Administrative salaries, wages, and benefits	2,300,946
Medical supplies and other	1,166,228
General and administrative	1,542,724
Depreciation and amortization	1,041,512
Purchased services	747,816
Rent	139,208
Insurance	28,898
Medical director fees	49,244
Provision for doubtful accounts	213,157

Total operating expenses	8,449,471

Operating loss	(2,305,355)
Other (income) expense:
Equity in earnings of affiliate (note 2)	(202,235)
Interest income	(7,277)
Interest expense	1,235,359

Loss before income taxes	(3,331,202)
Income taxes (note 10)	—

Net loss	$(3,331,202)

See accompanying notes to consolidated financial statements.

SURGICOE CORPORATION

Consolidated Statement of Stockholders' Deficit

Year ended December 31, 2001

	Common stock	APIC	Accumulated deficit	Total
Balance at December 31, 2000	$9,515	1,748,765	(3,591,212)	(1,832,932)
Net loss	—	—	(3,331,202)	(3,331,202)
Dividends on redeemable preferred stock	—	(214,974)	—	(214,974)

Balance at December 31, 2001	$9,515	1,533,791	(6,922,414)	(5,379,108)

See accompanying notes to consolidated financial statements.

SURGICOE CORPORATION

Consolidated Statement of Cash Flows

Year ended December 31, 2001

Cash flows from operating activities:
Net loss	$(3,331,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,041,512
Provision for doubtful accounts	213,157
Changes in operating assets and liabilities:
Accounts receivable	902,830
Inventories	31,180
Other current assets	18,600
Accounts payable and accrued liabilities	418,959

Net cash used in operating activities	(704,964)

Net cash used in investing activities—purchases of property and equipment	(122,108)

Cash flows from financing activities:
Proceeds from redeemable preferred stock, net	770,000
Proceeds from note payable	200,000
Distribution from investment in affiliate	300,640
Dividends on redeemable preferred stock	(214,974)
Principal payments on long-term debt	(286,170)
Payments on capital lease obligations	(144,557)

Net cash provided by financing activities	624,939

Decrease in cash and cash equivalents	(202,133)
Cash and cash equivalents at beginning of year	337,253

Cash and cash equivalents at end of year	$135,120

See accompanying notes to consolidated financial statements.

SURGICOE CORPORATION

Notes to Consolidated Financial Statements

December 31, 2001

(1) Organization and Summary of Significant Accounting Policies

  (a) Description of Business

        SURGICOE Corporation (SURGICOE or the Company) is an Atlanta based, privately held company that develops, acquires, and operates freestanding ambulatory surgery centers and specialty hospitals, in partnership with physicians, throughout the United States. SURGICOE was incorporated in Georgia and began operations in 1999.

        The Company owns 100% of a surgery center located in Canton, Georgia, 51% of an ambulatory surgery center located in Oklahoma City, Oklahoma, and has a 3% minority interest in Texas Spine and Joint Hospital LLP in Tyler, Texas for which it manages a multispecialty surgical hospital and an outpatient surgery center in Oklahoma City, Oklahoma, and an ambulatory surgery center in Tyler, Texas. The Company has an option to purchase at least 20% of the ambulatory surgery center in Tyler, Texas.

  (b) Principles of Consolidation

        The consolidated financial statements include the financial statements of SURGICOE and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  (c) Use of Estimates

        The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (d) Cash and Cash Equivalents

        The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company had no cash equivalents at December 31, 2001.

  (e) Net Patient Service Revenue

        Net patient service revenue are recognized as services are performed and consists of charges by the Company at established billing rates for services that generally include all fees for operating room, recovery room, supplies and medication less contractual allowances, principally for patients covered under contractual programs. Percentages of net patient service revenue by payor for the SURGICOE ambulatory surgical center in Canton, Georgia were as follows:

Medicare	6%
Medicaid	1%
Managed Care	89%
Indemnity and other	4%

100%

  (f) Inventories

        Inventories, consisting primarily of pharmaceuticals and supplies, are stated at cost, which approximates market.

  (g) Investment in Affiliated Company

        Investment in the common stock of an affiliated company is accounted for by the equity method. The excess of cost of the stock of the affiliate over the Company's share of its net assets at the acquisition date is being amortized over 25 years. The Company would recognize a loss when there is a loss in value in the investment, which is other than a temporary decline (see note 2).

  (h) Property and Equipment

        Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of assets, the asset and accumulated depreciation accounts are adjusted accordingly, and any gain or loss is reflected in earnings or loss of the respective period. Maintenance costs and repairs are expensed as incurred. Equipment held under capital leases is stated at the lower of the present value of minimum lease payments or fair value at inception of the lease, classified as property and equipment and amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the related equipment. Amortization of assets held under leases is included in depreciation and amortization expense.

  (i) Goodwill

        Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 25 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

  (j) Long-Lived Assets

        Impairment of long-lived assets is recognized whenever events or changes in circumstances indicate that the carrying amount of the asset, or related group of assets, will not be recoverable from estimated undiscounted future cash flows. Measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimates of future discounted cash flows resulting from use and ultimate disposition of the asset.

  (k) Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in period that includes the enactment date.

  (l) Commitments and Contingencies

        Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated.

  (m) Accounts Receivable

        The Company grants credit without collateral to its patients, most of whom are insured under third-party payor agreements. At December 31, 2001, approximately 51% of net accounts receivable were due from commercial payors and 6% were due from workers' compensation payors, respectively. SURGICOE'S policy related to commercial payors is not to obtain credit approval; however, in management's opinion, this does not create a significant credit risk to the Company. Approximately 29% of the Company's accounts receivable were due from Medicare and Medicaid and 13% were from Blue Cross Blue Shield at December 31, 2001. The remaining accounts receivable were primarily due from various managed care organizations (MCO) of which no individual MCO represented greater than a 10% concentration of the Company's receivables at December 31, 2001. Revenues and cash flows from the Medicare and Medicaid programs are dependent upon the rates set by, and the promptness of payment from, federal and state administered programs, and in management's opinion do not create a significant credit risk to the Company. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

  (n) New Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Boards (the FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Accounting for Goodwill and Other Intangible Assets. Under SFAS No. 141, all business combinations initiated after June 30, 2001 will be accounted for using the purchase method; the use of the pooling-of-interests method will be prohibited. The adoption of this standard will not have a material effect on the Company's financial position or future results of operations. SFAS No. 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, the Company is no longer required to amortize goodwill and other intangible assets with indefinite lives, but will be subject to periodic testing for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The FASB requires adoption of SFAS No. 142 as of January 1, 2002 for calendar year companies. The adoption of the new standard may have a material affect on future results of operations. The Company adopted SFAS Nos. 141 and 142 on January 1, 2002 and is currently assessing the ultimate impact on the Company.

        The table below shows the Company's net loss for the year ended December 31, 2001 on a pro forma basis as if the cessation of goodwill amortization required by the new standard had occurred January 1, 2001 (in thousands):

Year ended December 31, 2001
Net loss, as reported	$(3,331)
Goodwill amortization	511

Pro forma net loss	$(2,820)

        In June 2001, the FASB also issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 applies to legal obligations associated with the retirement of tangible, long-lived assets. SFAS No. 143 requires that all entities recognize the estimated fair value of an asset retirement obligation as a liability in the period in which it is incurred, and capitalize the associated asset retirement costs as part of the carrying amount of the long-lived asset. The Company must adopt SFAS No. 143 as of January 1, 2003. The Company does not believe that the adoption of SFAS No. 143 will have a material affect on the Company's future financial position or results of operations, as the Company does not anticipate the acquisition of such assets with these types of obligations.

        In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and amends the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The Company does not anticipate that the adoption of SFAS No. 144 will have a significant impact on its financial position or results of operations. The Company must adopt SFAS No. 144 as of January 1, 2002.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections. This statement rescinds FASB No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, FASB Statement No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements and consequently the criteria for classifying gains and losses from the extinguishment of debt is now based on Accounting Principle Board Opinion No.30. This statement also rescinds FASB Statement No. 44, Accounting for Intangible Assets of Motor Carriers. This Statement amends FASB Statement No. 13, Accounting for Leases, to require that for certain lease modifications that have economic effects that are similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions.

(2) Investment in Affiliated Company

        Investment in affiliated company consists of a 51% ownership of Specialist Surgery Center LLC (SSC), an ambulatory surgery center located in Oklahoma City. The Board of SSC is composed of equal representations of both SURGICOE and SSC as such SURGICOE does not have control over operating decisions. Accordingly, SURGICOE does not consolidate SSC.

        The unamortized portion of the excess of cost over the Company's share of net assets of affiliated company is $2,593,432 at December 31, 2001.

        SURGICOE provides management services to SSC under the terms of a management services agreement that expires on January 3, 2003. The revenue from these services, aggregating $230,426 in 2001, was recognized as management fee revenue in the accompanying consolidated statement of operations. At December 31, 2001, SSC owed the Company $12,578 for such services.

        Summary unaudited financial information for SSC as of and for the year ended December 31, 2001 follows:

Current assets	$530,188
Property and equipment, net	476,093

Total assets	$1,006,281

Current liabilities	$141,159
Long-term debt	25,041

Total liabilities	$166,200

Stockholders' equity	$840,081
Net patient revenues	2,496,793
Net income	396,539

(3) Property and Equipment

        A summary of property and equipment follows:

	Estimated useful lives
Land	—	$340,000
Buildings	39 years	1,391,251
Leasehold improvements	10-20 years	229,319
Furniture, fixtures, and equipment	5-7 years	331,795
Computer hardware and software	5-7 years	400,730
Leased assets	5-7 years	520,756

Less accumulated depreciation		(649,054)

Property and equipment, net		$2,564,797

(4) Insurance

        Health care companies are subject to professional liability, personal injury, and other claims that are customary risks inherent in the operation of health facilities and are generally covered by insurance. The Company maintains property and professional liability insurance policies through commercial carriers on a claims-made basis in amounts and with such coverages and deductibles that are deemed appropriate by management based upon historical claims, industry standards and the nature and risks of its business. There can be no assurance that a future claim will not exceed available insurance coverages or that such coverages will continue to be available for the same scope of coverages at reasonable premium rates. Any substantial increase in the cost of such insurance or the unavailability of any such coverages could have an adverse effect on the Company's business. Coverage limits for the professional and general liability were $1,000,000 per claim in 2001, with annual aggregate maximum liabilities of $3,000,000.

        No claims have been made under the Company's professional liability policy. The professional liability policy period ends on April 28, 2002. As noted in note 13 below, United Surgical Partners International, Inc., a public registrant, acquired SURGICOE Corporation effective March 27, 2002 and has included SURGICOE in its professional liability policy.

(5) Leases

        The Company is obligated under capital leases covering certain machinery and equipment that expire at various dates during the next five years. At December 31, 2001, the gross amount of property and equipment and related accumulated amortization recorded under capital lease were as follows:

Furniture, fixtures, and equipment	$458,157
Computer	62,599
Accumulated amortization	(321,936)

$198,821

        Amortization of assets held under capital leases is included with depreciation and amortization expense.

        The Company also has a number of operating leases that expire over the next three years. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance.

        Future minimum lease payments under operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2001 are:

	Capital leases	Operating leases
Years ending December 31:
2002	$241,313	$30,114
2003	137,863	20,222
2004	54,464	3,933
2005	14,655	—
2006	2,041	—

Total minimum lease obligations	450,336	$54,269

Less amounts representing interest	56,025

Present value of net minimum capital lease payments	394,311
Less current installments of obligations	135,988

Obligation under capital leases, excluding current portion	$258,323

(6) Long-Term Debt

        Long-term debt at December 31, 2001 consists of the following:

12.25% Commercial promissory note payable	$8,180,902
9.25% Promissory note payable dated July 28, 2000	223,833
9.25% Promissory note payable dated July 28, 2000	134,300
12% Promissory note payable	200,000
Palisade note payable	1,489

Total long-term debt	8,740,524
Less current installments	277,247

Long-term debt, excluding current installments	$8,463,277

        The 12.25% secured promissory note payable to a commercial lending corporation includes off-balance sheet risk due to a credit enhancement feature whereby the Company is contingently liable if unrelated borrowers within the same loan pool default during the term of the Company's notes. The Company is required to make monthly credit enhancement obligation payments in addition to the amount necessary to amortize the loan based on its contractual terms. Such additional payments result in early retirement of the loan if no other borrowers default. If a default occurs and is not cured by the other borrower, the Company would bear its proportionate share of the cost associated with the default. The aggregate credit enhancement obligation of the Company at December 31, 2001 is approximately $790,185 and the aggregate credit enhancement obligation payments made as of December 31, 2001 were $154,256 which amount has been netted against the promissory note payable balance.

        The aggregate maturities of long-term debt over the next five years subsequent to December 31, 2001 are as follows:

	Interest	Principal
2002	$987,018	277,247
2003	951,275	311,502
2004	910,899	351,878
2005	865,290	397,489
2006	813,768	499,010
Thereafter	3,587,695	6,903,398

(7) Related-Party Transactions

  •
  Office Space—The Company received rent-free space for their corporate office from the Palisades at West Paces, Incorporation (The Palisades). Franklin Trell, a stockholder and member of the board of directors, is President of the Palisades. Monthly fees for the office space under current fair market conditions would have approximated $9,480 if the Company's rental arrangement was negotiated on an arms length basis.

  •
  Promissory Note Guarantees—The 9.25% Promissory Notes dated July 28, 2000 in the amounts of $223,833 and $134,300 are personally guaranteed by Franklin Trell and the estate of Joseph M. Shaffer, the trustee of which is a stockholder and member of the Board of Directors.

  •
  Lease Guarantees—Charlotte Larkin, President of SURGICOE, and Franklin Trell have personally guaranteed four of SURGICOE's capital leases aggregating $188,622 for computer hardware and software. These leases terminate in February 2003, March 2003, April 2004 and May 2004. In addition, Charlotte Larkin and Brian Campbell, Chief Operating Officer of SURGICOE, have personally guaranteed two capital leases aggregating $22,933 for computer equipment. These leases terminate in May 2003 and August 2003.

  •
  Promissory Note—The Company has a Promissory Note in the amount of $200,000 payable to the estate of Joseph M. Shaffer, the trustee of which is a stockholder and member of the Board of Directors which bears interest at 12%. This note was paid off on March 27, 2002 (see note 13).

(8) Contingencies

        In its normal course of business, the Company is subject to claims and lawsuits relating to patient treatment. The Company believes that its liabilities for damages resulting from such claims and lawsuits is adequately covered by insurance or is adequately provided for in its consolidated financial statements.

(9) Goodwill

        In July 2000, the Company recorded goodwill of $4.8 million related to the acquisition of the Surgery Center of Georgia LLC in Canton, Georgia. The Company believes that this intangible asset will be fully recoverable based on estimated future undiscounted cash flows of the acquired operation.

Amortization expense associated with this asset was approximately $190,790 for the year ended December 31, 2001.

(10) Income Taxes

        A reconciliation of the amount computed by multiplying loss before income taxes by the statutory Federal income tax rate to the amount of reported income tax expense (benefit) is shown below:

Year ended December 31, 2001
Tax benefit at statutory federal rate	$(1,165,921)
Nondeductible meals and entertainment	10,218
Change in valuation allowance	1,155,703

$—

        Deferred tax assets and liabilities as of December 31, 2001 relate to the following:

Current deferred tax assets:
Accounts receivable	$217,454
Noncurrent deferred tax assets (liabilities):
Depreciation and fixed asset basis difference	1,316,805
Investment in affiliated company	(59,272)
Intangible assets	(258,714)
Other	28,463
Net operating loss carryforwards	3,488,973
Valuation allowance	(4,733,709)

$—

        At December 31, 2001, the Company had federal operating loss carryforwards of approximately $3.5 million expiring principally over the next 20 years. A valuation allowance of $4.7 million has been recorded due to the uncertainty that the Company's future earnings would allow the Company to realize the benefit of the net operating loss and other deferred tax assets.

(11) Pension Plan

        The Company offers a defined contribution employee retirement savings plan under Internal Revenue Code section 401(k). Employees are eligible to participate in the plan after three months of employment and may contribute up to 15% of their gross income to the plan. The Company may make contributions towards the plan upon its discretion. The Company made no contributions to the Plan in fiscal year 2001.

(12) Preferred Stock

        The Board of Directors, which is authorized to issue 5,000,0000 shares of Preferred Stock, has designated shares in the following amounts:

Series A Redeemable Preferred Stock, $6.00 par value	$1,000,000
Series B Redeemable Preferred Stock, $6.00 par value	40,000
Series C Redeemable Preferred Stock, $6.00 par value	70,000
Series D Redeemable Preferred Stock, $6.00 par value	70,000
Series E Redeemable Preferred Stock, $6.00 par value	150,000
Not designated	3,670,000

Total authorized shares of Preferred Stock	$5,000,000

        Of the 1,000,000 shares of authorized Series A Preferred Stock, 816,179 shares have been issued. Of the 40,000 shares of authorized Series B Preferred Stock, 33,333 shares have been issued. Of the 70,000 shares of authorized Series C and D Preferred Stock, 44,570 and 66,667 have been issued, respectively. Of the 150,000 shares of authorized Series E Preferred Stock, 128,332 shares have been issued.

(13) Subsequent Events

  •
  On March 27, 2002, Northside-Cherokee/USP Surgery Centers, LLC, a newly created joint venture (Canton Joint Venture) equally owned by United Surgical Partners International, Inc. (USPI) and Northside Hospital, acquired 100% of the equity interests of SURGICOE's surgery center in Canton, Georgia. Concurrent with this transaction, USPI, a public registrant, purchased 100% of the stock of SURGICOE, thereby acquiring all of SURGICOE's other operations, including its ownership interests in and contracts to manage facilities in Texas and Oklahoma. The total purchase price in these transactions was $5.8 million in cash. As part of these transactions, SURGICOE was released as borrower on its 12.25% commercial promissory note payable, which had a balance of $8.2 million at December 31, 2001, and this debt was assumed by the Canton Joint Venture, with USPI and Northside Hospital as co-guarantors. USPI will continue SURGICOE Corporation's development of two surgical hospitals and one ambulatory surgery center. Additional purchase payments will be made contingent on the future operations of the three facilities currently under development. Ten other ambulatory surgery center projects that were under consideration by SURGICOE Corporation have been identified by USPI, and USPI will pay an earnout to the shareholders of SURGICOE contingent on whether these projects are subsequently developed by USPI.

  •
  During January 2002, SURGICOE executed two promissory notes with the estate of Joseph M. Shaffer, the trustee of which is a stockholder and member of the Board of Directors, in the amounts of $115,997 and $50,350. The two promissory notes, as well as the promissory note to the estate of Joseph M. Shaffer in the amount of $200,000 and the Palisade Note in the amount of $1,489, were paid off at the close of the purchase of SURGICOE by USPI.

(14) Liquidity and Capital Resources / Ability to Continue as a Going Concern

        During the year ended December 31, 2001, the Company had negative cash flows from operations of approximately $705,000, as well as an accumulated deficit of approximately $6,900,000 and a net capital deficiency at December 31, 2001.

        The matters discussed above raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements as of December 31, 2001 and for the period then ended do not include any adjustments that might result from the outcome of this uncertainty.

        Management's plans with regard to this situation were to actively seek a potential buyer of the Company.

        As noted in note 13 above, United Surgical Partners International, Inc. (USPI), a public registrant, acquired SURGICOE Corporation, effective March 27, 2002, and SURGICOE now operates as a wholly owned subsidiary of USPI.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

        The unaudited pro forma combined condensed financial information of United Surgical Partners International, Inc. (USPI) gives effect to

  •
  the acquisition on March 27, 2002 by Northside-Cherokee/USP Surgery Centers, LLC, a newly created joint venture (Canton Joint Venture) equally owned by USPI and an unrelated hospital system, of 100% of the equity interests of the Surgery Center of Georgia, LLC, an ambulatory surgery center in Canton, Georgia (Canton Surgery Center), from SURGICOE Corporation (SURGICOE), as if the acquisition had occurred on January 1, 2001, with USPI accounting for its investment in the joint venture using the equity method of accounting.

  •
  the concurrent acquisition on March 27, 2002 by USPI of 100% of the stock of SURGICOE, including all operations of SURGICOE after disposition of the Canton Surgery Center, as if the acquisition had occurred on January 1, 2001.

        The unaudited pro forma combined condensed financial information is presented for illustrative purposes. The pro forma adjustments relating to the acquisition of SURGICOE represent USPI management's initial estimates of the value of the tangible and intangible assets acquired. The actual adjustments may differ from those presented in these unaudited pro forma financial statements. The pro forma adjustments do not include additional cost savings that USPI believes will be realized through the combination of the two companies.

        The unaudited pro forma combined condensed financial information does not purport to represent what USPI's results actually would have been if the acquisition had occurred on January 1, 2001, nor does such information purport to project USPI's results for any future period.

United Surgical Partners International, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Year Ended December 31, 2001

(Dollars in thousands, except per share amounts)

	USPI Historical	Surgicoe Historical	Surgery Center of Georgia(a)	Pro Forma Adjustments		Pro Forma As Adjusted
Revenues	$244,368	$6,144	$(5,652)	$(15	)(b)	$245,153
				106	(c)
				202	(d)
Operating expenses, excluding depreciation and amortization	184,478	7,407	(3,642)	—		188,243
Depreciation and amortization	26,116	1,042	(836)	(111	)(c)	26,211

Operating income (loss)	33,774	(2,305)	(1,174)	404		30,699
Interest expense, net	(17,268)	(1,228)	1,203	—		(17,293)
Other income (expense)	146	202	—	(202	)(d)	146

Income (loss) before minority interest	16,652	(3,331)	29	202		13,552
Minority interest in income of consolidated subsidiaries	(7,558)	—	—	—		(7,558)
Income (loss) before income taxes	9,094	(3,331)	29	202		5,994
Income tax expense	(1,431)	—	—	—		(1,431)

Net income (loss)	7,663	(3,331)	29	202		4,563
Preferred stock dividends	(2,684)	—	—	—		(2,684)

Net income (loss) attributable to common stockholders before extraordinary item	$4,979	$(3,331)	$29	$202		$1,879
Extraordinary item, net of tax	(4,913)	—	—	—		(4,913)

Net income (loss) attributable to common stockholders	$66	$(3,331)	$29	$202		$(3,034)

Basic earnings (loss) per share:
Income before extraordinary items	$0.27					$0.10
Extraordinary items, net of tax	(0.27)					(0.27)

Total	$—					$(0.17)
Diluted earnings (loss) per share:
Income before extraordinary items	$0.26					$0.10
Extraordinary items, net of tax	(0.26)					(0.26)

Total	$—					$(0.16)
Weighted average number of common shares
Basic	18,380					18,380
Diluted	19,291					19,291

See accompanying notes to the Unaudited Pro Forma Combined Condensed Financial Information

United Surgical Partners International, Inc.

Unaudited Pro Forma Combined Condensed Income Statement

For the Three Months Ended March 31, 2002

(Dollars in thousands, except per share amounts)

	USPI Historical	Surgicoe Historical	Surgery Center of Georgia(a)	Pro Forma Adjustments		Pro Forma As Adjusted
Revenues	$75,078	$838	$(740)	$(128	)(b)	$75,175
				26	(c)
				101	(d)
Operating expenses, excluding depreciation and amortization	54,238	1,302	(506)	—		55,034
Depreciation and amortization	5,656	261	(209)	(28	)(c)	5,680

Operating income (loss)	15,184	(725)	(25)	27		14,461
Interest expense, net	(5,620)	(280)	280	—		(5,620)
Other income (expense)	(47)	101	—	(101	)(d)	(47)

Income (loss) before minority interest	9,517	(904)	255	(74)		8,794
Minority interest in income of consolidated subsidiaries	(2,688)	—	—	—		(2,688)
Income (loss) before income taxes	6,829	(904)	255	(74)		6,106
Income tax expense	(2,126)	—	—	—		(2,126)

Net income (loss)	$4,703	$(904)	$255	$(74)		$3,980

Earnings per common share
Basic	$0.20					$0.17
Diluted	$0.19					$0.16
Weighted average shares used in earnings per common and common equivalent share computations (in thousands):
Basic	24,107					24,107
Diluted	25,124					25,124

See accompanying notes to the Unaudited Pro Forma Combined Condensed Financial Information

Notes to Unaudited Pro Forma Combined Condensed Financial Information

(a)
Subtract the historical results of Surgery Center of Georgia, LLC, which was wholly-owned and consolidated by SURGICOE but was sold to the Canton Joint Venture, which is owned 50% by USPI, concurrent with USPI's acquisition of all of the outstanding stock of SURGICOE. USPI accounts for the Canton Joint Venture under the equity method.

(b)
Represents USPI's 50% share of the earnings (loss) of the Canton Joint Venture, included in revenue as the operations are central to USPI's business strategy.

(c)
Adjust historical amortization expense and USPI's pro forma equity in earnings of the Canton Joint Venture to reflect new fair values established in purchase accounting and to amortize or not amortize goodwill and other intangible assets in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142, Accounting for Goodwill and Other Intangible Assets.

(d)
Reclassify SURGICOE's historical equity in earnings of its unconsolidated affiliate, Specialists Surgery Center, LLC, from nonoperating income to revenue as the operations are central to USPI's business strategy.

QuickLinks

SIGNATURE
Independent Auditors' Report
SURGICOE CORPORATION Consolidated Balance Sheet December 31, 2001
SURGICOE CORPORATION Consolidated Statement of Operations Year ended December 31, 2001
SURGICOE CORPORATION Consolidated Statement of Stockholders' Deficit Year ended December 31, 2001
SURGICOE CORPORATION Consolidated Statement of Cash Flows Year ended December 31, 2001
SURGICOE CORPORATION Notes to Consolidated Financial Statements December 31, 2001
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
United Surgical Partners International, Inc. Unaudited Pro Forma Combined Condensed Statement of Operations For the Year Ended December 31, 2001 (Dollars in thousands, except per share amounts)
United Surgical Partners International, Inc. Unaudited Pro Forma Combined Condensed Income Statement For the Three Months Ended March 31, 2002 (Dollars in thousands, except per share amounts)
Notes to Unaudited Pro Forma Combined Condensed Financial Information